Exhibit 3.2

AMENDED AND RESTATED CODE OF REGULATIONS

OF

FRISCH’S RESTAURANTS, INC.

ARTICLE I

SHAREHOLDERS

Section 1.01         Annual Meeting. The annual meeting of the shareholders of Frisch’s Restaurants, Inc. (the “Corporation”) for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date, and at such time, as may be designated from time to time by the Board of Directors of the Corporation (the “Board”).

Section 1.02         Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called by the Chairperson of the Board (the “Chairperson”), the Chief Executive Officer, the President, by action at a meeting of the Board, or by a majority of the members of the Board of Directors acting with or without a meeting.

Section 1.03         Meetings.

(a)          Meetings of the shareholders may be held at the Corporation’s principal office in Cincinnati, Ohio, or at such other place within or without the State of Ohio, as the Board of Directors may from time to time determine.

(b)          Shareholders may participate in a meeting of shareholders by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such method shall constitute presence in person at such a meeting.

(c)          Notice of the annual or of any special meeting of shareholders, stating the time, place and purposes thereof, shall be given to each shareholder of record entitled to vote at such meeting, by personal delivery, by mail or by any other means of communication authorized by the shareholder at least seven (7) and not more than sixty (60) days before any such meeting; provided, however, that no failure or irregularity of notice of any annual meeting shall invalidate any proceeding at such meeting. If mailed, the notice shall be sent to the shareholder at the shareholder’s address as the same appears on the records of the Corporation. If sent by another means of communication authorized by the shareholder, the notice shall be sent to the address, including an electronic address, furnished by the shareholder for those transmissions. All notices with respect to any shares to which persons are jointly entitled may be given to that one of such persons who is named first upon the books of the Corporation and notice so given shall be sufficient notice to all the holders of such shares. Any shareholder, or his attorney thereunto authorized, may waive notice of any meeting either before or after the meeting.

Amended and Restated Code of Regulations Frisch’s Restaurants Inc.

Section 1.04         Quorum. The holders of a majority in voting power of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided herein, by law or by the Articles of Incorporation of the Corporation, as amended (the “Articles”). If at any meeting of shareholders there shall be less than a quorum present, the chairperson of the meeting or the holders of a majority of the voting shares represented at the meeting may, to the extent permitted by law, adjourn the meeting without further notice other than announcement at the meeting of the date, time and place, if any, of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

Section 1.05         Proxies. Any shareholder entitled to vote at a meeting of shareholders may be represented and vote by proxy appointed by a writing or verifiable communication authorized by such shareholder, or by his duly authorized attorney, and submitted to the Secretary at or before such meeting.

Section 1.06         Action Without a Meeting. Any action that may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting, in writing, with the affirmative vote or approval of all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.

ARTICLE II

BOARD OF DIRECTORS

Section 2.01         General Powers. The business, property and affairs of the Corporation shall be managed by the Board. The Board may adopt by-laws for their government and may exercise all powers and do all things as may be lawfully exercised and done by a corporation, subject to the Articles, these Regulations and Ohio law.

Section 2.02         Number. The number of directors may be established by the shareholders at any meeting of shareholders called to elect directors at which a quorum is present, by the affirmative vote of the holders of shares representing a majority of the voting power represented at the meeting. No reduction in the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 2.03         Election and Term of Office.  The election of directors shall be held at the annual meeting of the shareholders or at a special meeting called for that purpose. Directors shall be elected to serve until the next annual election of directors and until their respective successors shall have been duly elected and qualified.

Section 2.04         Chairperson. The Board may elect or appoint a Chairperson or Vice- Chairperson of the Board, who may or may not also be an officer of the Corporation.

Amended and Restated Code of Regulations Frisch’s Restaurants Inc.

Section 2.05         Meetings.

(a)          Regular meetings of the Board, including the annual meeting of the Board, shall be held at such time and place, within or without the State of Ohio, as determined by the Board.

(b)          Special meetings of the Board may be called at any time by the Chairperson, the Chief Executive Officer or by the President to be held at such time and place, within or without the State of Ohio, as shall be fixed by the person calling the meeting. Notice of each Special Meeting shall be mailed to each director, addressed to his residence or usual place of business, at least four days before the day on which the meeting is to be held, or shall be given by personal delivery, telephone, overnight courier, facsimile transmission, e-mail or other similar methods, not later than one day before the day on which the meeting is to be held. Notice of any meeting may be waived in writing by any director before or after the meeting.

(c)          The members of the Board or any committee thereof may participate in a meeting of such Board or committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such method shall constitute presence in person at such a meeting.

Section 2.06         Quorum.  A majority of the members of the Board then in office shall constitute a quorum at all meetings thereof. In the absence of a quorum of the Board, a majority of the members present may adjourn the meeting from time to time until a quorum is had, and no notice of any such adjournment need be given.

Section 2.07         Fees.  The Board may from time to time, irrespective of any personal interest of any of them, establish reasonable compensation for services to the Corporation by directors and officers. The Board may reimburse directors for travel and other expenses incidental to their attendance at meetings of the Board, and, from time to time, may prescribe reasonable annual directors’ fees or reasonable fees for their attendance at meetings of the Board.

Section 2.08         Nomination of Candidates for Election as Directors.

(a)          At a meeting of the shareholders at which directors are to be elected, only persons properly nominated as candidates will be eligible for election as directors. Candidates may be properly nominated either (i) by the Board or (ii) by any shareholder in accordance with subsection (b) of this Section.

(b)          For a shareholder properly to nominate a candidate for election as a director at a meeting of the shareholders, the shareholder must (i) be a shareholder of record at the time of the giving of the notice of the meeting and at the time of the meeting, (ii) be entitled to vote at the meeting in the election of directors, and (iii) have given written notice of the nomination to the Secretary at least thirty (30) days prior to the date of the meeting. A shareholder’s notice must set forth, as to each candidate, (i) the name, age, business address and residence of the candidate; (ii) the principal occupation or employment of the candidate; (iii) the written consent of the candidate; (v) the name and record address of the nominating shareholder; and, (vi) the number of shares and class of Common Stock beneficially owned, for at least one year, by the nominating shareholder. If the officer presiding at the meeting determines that one or more of the candidates has not been nominated in accordance with these procedures, he or she will so declare at the meeting, and the candidates will not be considered or voted upon at the meeting.

Amended and Restated Code of Regulations Frisch’s Restaurants Inc.

Section 2.09         Resignation and Removal. Any director may resign at any time upon delivery of written notice of such resignation, signed by such director, to the Board, the Chairperson or the Chief Executive Officer of the Corporation. Any director may be removed at any time by (i) the Board, or (ii) the vote of the holders of record of a majority of the outstanding voting shares of the Corporation, present in person or by proxy, voting as a single class, in accordance with Ohio law.

Section 2.10         Vacancies. Vacancies in the Board for any reason, including resulting from an increase by directors in the number of directors, may be filled by the remaining directors, by the vote of a majority of the remaining directors. A vacancy shall also be deemed to exist in case the shareholders increase the authorized number of directors but fail at the meeting at which such increase is authorized or in adjournment thereof, to elect the additional directors so provided for, or in the case the shareholders fail at any time to elect the whole authorized number of directors.

Section 2.11         Committees. The Board may from time to time establish one or more committees of the Board to serve at the pleasure of the Board, which committee or committees shall be comprised of such members of the Board and have such duties as the Board shall from time to time determine. Any director may belong to any number of committees of the Board. The Board may also establish such other committees with such members (whether or not directors) and with such duties as the Board may from time to time determine. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Unless otherwise provided in the Articles, these Regulations or the resolution of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. Each committee of the Board may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by the resolution of the Board designating such committee or the charter adopted by the Board for such committee. In the absence of such rules, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to these Regulations.

Section 2.12         Action Without a Meeting. Any action that may be authorized or taken at a meeting of the Board may be authorized or taken without a meeting, in writing, with the affirmative vote or approval of the directors of the Board.

Amended and Restated Code of Regulations Frisch’s Restaurants Inc.

ARTICLE III

OFFICERS

Section 3.01         Officers.   The Board shall elect officers of the Corporation, including a President, Chief Executive Officer, Secretary and Treasurer. The Board may also from time to time elect such other officers as it may deem proper or may delegate to any elected officer of the Corporation the power to appoint and remove any such other officers and to prescribe their respective terms of office, authorities and duties. Any two (2) or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, these Regulations or the Articles to be executed, acknowledged or verified by two or more officers.

Section 3.02         Election and Term of Office.  All officers of the Corporation shall be appointed annually by the Board at the first meeting of the Board of Directors in each year held next after the annual meeting of shareholders. All officers of the Corporation elected by the Board shall hold office for such terms as may be determined by the Board and until their respective successors are chosen and qualified, or until their earlier death, resignation or removal from office.

Section 3.03         Vacancies.  If any vacancy shall occur in any office of the Corporation, such vacancy shall be filled by the Board. In the case of absence or disability of any officer of the Corporation, or for any reason that may seem sufficient to the Board, the Board may delegate that officer’s powers and duties to any other officer, except as prohibited by law.

Section 3.04         Removal. Any officer may be removed from office at any time either with or without cause by the affirmative vote of a majority of the members of the Board then in office, or, in the case of appointed officers, by any elected officer upon whom such power of removal shall have been conferred by the Board.

Section 3.05         Powers and Duties. Each of the officers of the Corporation elected by the Board or appointed by an officer in accordance with these Regulations shall have the powers and duties prescribed by law, these Regulations, the Board and, in the case of appointed officers, the powers and duties prescribed by the appointing officer and, unless otherwise prescribed by these Regulations or by the Board or such appointing officer, shall have such further powers and duties as ordinarily pertain to that office. The Chief Executive Officer of the Corporation shall have authority over the general direction of the affairs of the Corporation, including, without limitation, the authority to appoint such non-elected officers and agents as the Chief Executive Officer deems advisable or appropriate in connection therewith. Unless otherwise provided in these Regulations, in the absence or disability of any officer of the Corporation, the Board may, during such period, delegate such officer’s powers and duties to any other officer of the Corporation or to any other person, and the person to whom such powers and duties are delegated shall, for the time being, hold such office.

Amended and Restated Code of Regulations Frisch’s Restaurants Inc.

Section 3.06         Compensation. The compensation of the Chief Executive Officer and President of the Corporation shall be fixed from time to time by the Board or any duly authorized committee thereof. Except to the extent otherwise required by applicable law or the rules and regulations applicable to the Corporation, the Chief Executive Officer of the Corporation shall fix compensation of all other officers and agents from time to time, or delegate such performance. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that such officer is also a director of the Corporation, but any such officer who shall also be a director of the Corporation shall not have any vote in the determination of such officer’s compensation.

Section 3.07         Absence or Disability. In the case of absence or disability of any officer of the Corporation, or for any reason that may seem sufficient to the Board, the Board may delegate that officer’s powers and duties to any other officer, except as prohibited by law.

Section 3.08         Resignations. Any officer may resign at any time by giving written notice to the Board, the Chairperson of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

ARTICLE IV

INDEMNIFICATION

Section 4.01         Right to Indemnification. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to, or is or was involved or is threatened to be involved (as a deponent, witness or otherwise) in, any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, arbitrative, administrative or investigative (including, without limitation, any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation) (hereinafter a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation (hereinafter an “Indemnitee”), against all expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees, expert witnesses’ fees and transcript costs) (collectively “Expenses”), judgments, fines, excise taxes, penalties and amounts paid in settlement (collectively “Liabilities”) actually and reasonably incurred by the Indemnitee in connection with any Proceeding, unless and only to the extent that it is determined, as provided in Section 4.04 of this Article IV, that any such indemnification should be denied or limited. Notwithstanding the foregoing, except as to Proceedings under Section 4.06 of this Article IV, the Corporation shall not be required to indemnify an Indemnitee in connection with any Proceeding brought, initiated or otherwise asserted by the Indemnitee, unless the bringing, initiation or assertion of the claim in the Proceeding by the Indemnitee was authorized or ratified by the Board.

Section 4.02         Limits on Indemnification. Notwithstanding Section 4.01 of this Article IV, the Corporation shall not indemnify an Indemnitee (i) in such Indemnitee’s capacity as a director or officer of the Corporation in respect of any Proceeding in which the Indemnitee has been held liable to the Corporation for an act or omission undertaken by such Indemnitee in such capacity with deliberate intent to cause injury to the Corporation or with reckless disregard for the best interests of the Corporation, or (ii) in any Proceeding by or in the right of the Corporation in which liability is asserted pursuant to Section 1701.95 of the Ohio Revised Code against the Indemnitee, unless and only to the extent that the court of common pleas in the county in Ohio in which the principal office of the Corporation is located or the court in which a Proceeding is brought (a “Designated Court”) determines that the Indemnitee is fairly and reasonably entitled to such indemnity as the court shall deem proper.

Amended and Restated Code of Regulations Frisch’s Restaurants Inc.

Section 4.03         Indemnification for Expenses. Notwithstanding anything contained in this Article IV to the contrary, to the extent that an Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter asserted therein, the Indemnitee shall be promptly indemnified by the Corporation against all Expenses actually and reasonably incurred by Indemnitee in connection therewith.

Section 4.04         Determination. Any indemnification covered by this Article IV shall be timely paid by the Corporation unless and only to the extent that a determination is made that such indemnification shall be denied or limited (i) under Section 4.02 of this Article IV, or (ii) because the Indemnitee did not actually or reasonably incur the Expense to be indemnified. Each determination required or permitted by this Section 4.04 shall be made (a) by a majority vote of directors of the Corporation who were not and are not parties to or threatened with any such action, suit, or proceedings, or (b) by a vote of the shareholders, or (c) by a Designated Court. Any determination shall be promptly communicated to the Indemnitee within fifteen (15) days after receipt of such notification, upon which time such Indemnitee shall have the right to petition Designated Court to review the reasonableness of such determination.

Section 4.05         Advances for Expenses. The Expenses incurred by an Indemnitee in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding at the request of the Indemnitee within thirty (30) days after the receipt by the Corporation of a written statement or statements from the Indemnitee requesting such advance or advances from time to time. Such statement or statements shall reasonably evidence the Expenses incurred by the Indemnitee in connection with the defense of the Proceeding and shall include or be accompanied by a written undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation in respect of such Expenses.

Section 4.06         Right of Indemnitee to Bring Suit. If (i) a claim for indemnification under this Article IV is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, or (ii) a claim for advancement of Expenses under Section 4.05 of this Article IV is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the Indemnitee shall be entitled to be indemnified for all the Expenses actually and reasonably incurred by the Indemnitee in prosecuting such claim in enforcing the Indemnitee’s rights under this Article IV.

Amended and Restated Code of Regulations Frisch’s Restaurants Inc.

Section 4.07         Not Exclusive. The indemnification provided by this Article IV shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles, the Regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, trustee, partner, member or manager and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 4.08         Insurance. The Corporation may purchase and maintain insurance, or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, for or on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, partner, member, manager or agent of another Corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the obligation or the power to indemnify such person against such liability under the provisions of this Article IV. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

Section 4.09         Venue; Jurisdiction. Any action, suit or proceeding to determine a right to indemnification, or to repay Expenses, under this Article IV may be maintained by an Indemnitee claiming such indemnification or repayment, or by the Corporation only in a Designated Court. Each of the Corporation and, by claiming or accepting such indemnification, any such Indemnitee consents to the exercise of jurisdiction by a Designated Court in any such action, suit or proceeding.

ARTICLE V

CERTIFICATES FOR SHARES

Section 5.01         Issue of Certificates.  The Board shall provide for the issue and transfer of the certificates of capital stock of the Corporation, and prescribe the form of such certificates. The Board also may provide by resolution that some or all of any or all shares of the Corporation shall be uncertificated shares to the extent permitted by the Ohio law. Every owner of stock of the Corporation shall be entitled to a certificate of stock which shall be under the seal of the Corporation (which seal may be a facsimile, engraved or printed), specifying the number of shares owned by him, and which certificate shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation. Said signatures may, wherever permitted by law, be facsimile, engraved or printed.

Amended and Restated Code of Regulations Frisch’s Restaurants Inc.

Section 5.02         Lost, Stolen or Destroyed Certificates. The Corporation may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Corporation of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Corporation may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

Section 5.03         Transfer of Shares. The shares of the Corporation shall be transferable only upon its books and by the holders thereof in person or by their duly authorized attorneys or legal representatives, and, if issued in certificated form, upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to such other person as the Board may designate for such purpose, and new certificates shall thereupon be issued.

Section 5.04         Registered Shareholders. Prior to due surrender of a certificate for registration of transfer or delivery of a request to transfer uncertificated shares, the Corporation may treat the registered owner of the shares as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notices of meetings of shareholders and otherwise to exercise all the rights and powers of the owner of such shares, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such interests.

Section 5.05         Transfer Agents and Registrars. The Corporation may have one or more transfer agents and one or more registrars of its stock, whose respective duties the Board may, from time to time, prescribe. If the Corporation shall have a transfer agent, no certificate of stock shall be valid until countersigned by such transfer agent, and if the Corporation shall have a registrar, until registered by the registrar.

ARTICLE VI

MISCELLANEOUS

Section 6.01         Corporate Books. The books and records of the Corporation shall be kept inside or outside of the State of Ohio at such place as the Board may determine.

Section 6.02         Amendments. These Regulations supersede and take the place of any heretofore existing Code of Regulations of the Corporation. These Regulations may be amended, altered, changed, added to or repealed in accordance with applicable provisions of the Ohio Revised Code and in any of the following ways: (i) by the shareholders at a meeting held for that purpose, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation; (ii) without a meeting, by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power of the Corporation on such proposal; or (iii) unless a provision of the Ohio Revised Code reserves such authority to the shareholders, by the directors, provided that no such amendment may divest shareholders of the power, or limit the shareholders’ power, to amend or repeal these Regulations.

Amended and Restated Code of Regulations Frisch’s Restaurants Inc.

Section 6.03         Severability. If any provision or provisions of these Regulations shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of these Regulations (including, without limitation, each portion of any section or paragraph of these Regulations containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of these Regulations (including, without limitation, each such portion of any section or paragraph of these Regulations containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

Section 6.04         Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim against the Corporation or any of its directors, officers or other employees alleging a violation of Corporate Matters, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine, shall be a state or federal court located within the State of Ohio in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VII. “Corporate Matters” means the Ohio Revised Code, the Articles, and these Regulations.

Amended and Restated Code of Regulations Frisch’s Restaurants Inc.